Exhibit 3.14

ARTICLES OF ORGANIZATION
OF
MARACAY SOUTHSHORE, L.L.C.

Pursuant to the Arizona Limited Liability Company Act, Chapter 4 of Title 29, Arizona Revised Statutes (the “Act”), the undersigned adopts the following Articles of Organization for such limited liability company:

FIRST:	The name of the limited liability company is Maracay Southshore, L.L.C.

SECOND:	The address of the company’s known place of business in Arizona is 15160 North Hayden Road, Suite 200, Scottsdale, Arizona 85260.

THIRD:	The name and street address of the statutory agent of the company is Jeffrey J. Andersen, 15160 North Hayden Road, Suite 200, Scottsdale, Arizona 85260.

FOURTH:	Management of the limited liability company is vested in a manager or managers.

FIFTH:	The name and business address of the sole manager of the limited liability company at the time of its formation are Maracay Homes Arizona I, L.L.C., an Arizona limited liability company, 15160 North Hayden Road, Suite 200, Scottsdale, Arizona 85260.

SIXTH:	The name and business address of the sole member of the limited liability company at the time of its formation an Maracay Homes Arizona I, L.L.C., an Arizona limited liability company, 15160 North Hayden Road, Suite 200, Scottsdale, Arizona 85260.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization of Maracay Southshore, L.L.C. this 21st day of April, 2005.

/s/ Jeffrey J. Andersen
Jeffrey J. Andersen

CONSENT OF STATUTORY AGENT

Jeffrey J. Andersen, having been designated to act as statutory agent of Maracay Southshore, L.L.C., hereby consents to act in that capacity until removed or until resignation is submitted in accordance with the Arizona Revised Statutes.

/s/ Jeffrey J. Andersen
Jeffrey J. Andersen

AZ Corp. Commission
02780194
AZ CORPORATION COMMISSION
FILED
MAY 12 2009
ARTICLES OF AMENDMENT
Pursuant to A.R.S. 29-633 (F)
FILE NO L1196449-1
1. The name of the limited liability company is:
Maracay Southshore, L.L.C.
2. Attached hereto as Exhibit A is the text of the amendment.
Dated this 29 day of April, 2009.
Signature:
Print Name: Vicki A. Merrick, Assistant Secretary, Maracay Homes Arizona 1 LLC Check One: Member Manager
DO NOT PUBLISH THIS SECTION
The amendment must be executed by a manager if management of the limited liability company is vested in a manager or by a member if management is reserved to the members.
LL:0022
Rev: 10/2008 Page 2 of 3 Arizona Corporation Commission Corporations Division
AZ068 - 10/31/2008 C T System Online

EXHIBIT A

Article 5 of the Articles of Organization is amended in its entirety to read as follows:

5.	The name and address of the sole Manager of the Company are:

Maracay Homes, L.L.C.

15160 North Hayden Road

Suite 200

Scottsdale AZ 85260

The name and address of the only member who owns twenty percent (20%) or greater interest in the capital or profits of the limited liability company are:

Maracay Homes, L.L.C.

15160 North Hayden Road

Suite 200

Scottsdale AZ 85260

ARTICLES OF AMENDMENT
Pursuant to A.R.S. 29-633 (F)
1. The name of the limited liability company is:
Maracay Southshore, LLC.
2. Attached hereto as Exhibit A is the text of the amendment.
Dated this 21st day of June, 2012.
Signature:
Print Name: Andrea S. Goudge
Check One: Member Manager
DO NOT PUBLISH THIS SECTION
The amendment must be executed by a manager if management of the limited liability company is vested in a manager or by a member if management is reserved to the members.
Arizona Corporation Commission
Corporations Division

LL:0022
Rev: 10/2009

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF ORGANIZATION

OF

MARACAY SOUTHSHORE, L.L.C.

June 20, 2012

Pursuant to Arizona Revised Statutes, Chapter 4 of Title 29 (the “Act”), Section 29-633, the undersigned Arizona limited liability company adopts the following Articles of Amendment to its Articles of Organization:

1. The name of the Arizona limited liability company is MARACAY SOUTHSHORE, L.L.C.

2. The Articles of Organization were originally filed with the Arizona Corporation Commission on April 21, 2005.

3. Article 1 of the Articles of Organization is hereby amended in its entirety to read as follows:

The name of the limited liability company is MARACAY BRIDGES, LLC.

4. Article 2 of the Articles of Organization is hereby amended in its entirety to read as follows:

The address of the company’s known place of business in Arizona is 15279 N. Scottsdale Road, Suite 300, Scottsdale, AZ 85254.

5. The Articles of Organization are hereby amended to add Article 7 as follows:

7.

Subject to the rights of the Member under the Act or the provisions of these Articles of Organization to take or approve certain actions, the business and affairs of the Company shall be managed exclusively by the Managers and officers of the Company. From time to time as it deems advisable, the Member may select natural persons who are employees or agents of the Company and designate them as officers of the Company (the “Officers”) and assign titles (including, without limitation, President, Vice President, Secretary, Treasurer and General Counsel) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Arizona Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this

AMENDMENT

TO ARTICLES OF ORGANIZATION - 1

Article 7 may be revoked at any time by the Member. An Officer may be removed with or without cause by the Member.

DATED June 20, 2012.

MARACAY SOUTHSHORE, L.L.C. a Arizona limited liability company

By: MARACAY HOMES, L.L.C. a Arizona Limited Liability Company Sole Member

/s/ Claire S. Grace
Claire S. Grace, Vice President & Secretary

AMENDMENT

TO ARTICLES OF ORGANIZATION - 2